UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2013, Eastman Kodak Company (the “Company”) entered into a backstop commitment agreement with GSO Capital Partners LP, on behalf of various managed funds, BlueMountain Capital Management, LLC, on behalf of various managed funds, George Karfunkel, United Equities Commodities Company, Momar Corporation and Contrarian Capital Management, LLC, on behalf of Contrarian Funds, LLC (collectively, the “Backstop Parties”), pursuant to which the Backstop Parties, which are creditors of the Company, will provide a $406 million commitment to backstop two proposed rights offerings (the “Rights Offerings”) to be conducted in connection with the Amended Joint Plan of Reorganization of the Company and its debtor affiliates (the “Backstop Commitment Agreement”).

In accordance with the Amended Joint Plan of Reorganization, the Backstop Commitment Agreement, and the Company’s proposed procedures for the conduct of the Rights Offerings (the “Rights Offerings Procedures”), the Company will offer eligible creditors, including the Backstop Parties, up to 34,000,000 shares of common stock for the per share purchase price of $11.94, or an aggregate purchase price of $406 million (the “Rights Offerings Amount”), equivalent to approximately 85% of the equity of reorganized Kodak upon emergence. In addition to their right to participate in the proposed Rights Offerings in their capacities as creditors of the Company, the Backstop Parties will be entitled to purchase 10,000,000 shares of common stock in the Rights Offerings. Pursuant to the Backstop Commitment Agreement, the Backstop Parties have agreed to purchase all shares of common stock that are not duly subscribed for pursuant to the Rights Offerings.

Under the Backstop Commitment Agreement, the Company has agreed to pay the Backstop Parties, on the effective date of the Amended Joint Plan of Reorganization, a commitment fee and a consummation fee equal to 4.0% and 1.0% of the Rights Offerings Amount, respectively. The commitment fee and the consummation fee will be payable, at the Company’s election, in cash, common stock or a combination of cash and common stock. The Company will also be required to pay the commitment fee in cash upon the occurrence of certain termination events as set forth in the Backstop Commitment Agreement. Pursuant to the Backstop Commitment Agreement, the Company will also be required to reimburse the Backstop Parties for documented reasonable fees and expenses of counsel and indemnify the Backstop Parties under certain circumstances for losses arising out of the Backstop Commitment Agreement, the Amended Joint Plan of Reorganization and the transactions contemplated thereby.

The rights to purchase common stock in the Rights Offerings, any shares issued upon exercise thereof, and all shares issued to the Backstop Parties pursuant to the Backstop Commitment Agreement, will be issued in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof and/or Regulation D thereunder, or under Section 1145 of the Bankruptcy Code. Pursuant to the Backstop Commitment Agreement, the Company and the Backstop Parties will enter into a registration rights agreement entitling the Backstop Parties to request that the Company register their securities for sale under the Securities Act at various times.

The Backstop Commitment Agreement and Rights Offerings Procedures have been filed with, and are subject to the approval of, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Backstop Parties’ commitments to backstop the Rights Offerings, and the other transactions contemplated by the Backstop Commitment Agreement, are conditioned upon the satisfaction of all conditions to the effectiveness of the Amended Joint Plan of Reorganization, and other applicable conditions precedent set forth in the Backstop Commitment Agreement. The issuance of common stock pursuant to the Rights Offerings and the Backstop Commitment Agreement is conditioned upon, among other things, confirmation of the Amended Joint Plan of Reorganization by the Bankruptcy Court, and will be effective upon the Company’s emergence from chapter 11.

A copy of the Company’s press release dated June 18, 2013 announcing the Company’s entry into the Backstop Commitment Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On June 17th, 2013 the Company entered into the Eastman Business Park Settlement Agreement by and between the Company, the New York State Department of Environmental Conservation (“DEC”) and the New York State Urban Development Corporation (“ESD”), d/b/a Empire State Development (the “EBP Settlement Agreement”).

Pursuant to the EBP Settlement Agreement and upon the satisfaction of certain conditions, the Company would enter into a covenant not to sue and contribution protection with the DEC, protecting the Company from certain legacy environmental liabilities relating to Eastman Business Park and the Genesee River. Additionally, DEC and ESD would cooperate concerning the consummation of the previously announced sale of the company’s utility operations at Eastman Business Park. In exchange, the Company would establish and fund an environmental response trust in the amount of $49 million for the benefit of DEC for the remediation of environmental conditions at Eastman Business Park and the Genesee River. The trust would be funded in part by the proceeds of the utility sale.

A motion to approve the EBP Settlement Agreement will be filed with the Bankruptcy Court, and the transaction is subject to the approval of the Bankruptcy Court as well as satisfaction of the conditions precedent to effectiveness set forth in the Settlement Agreement.

A copy of the Company’s press release dated June 19, 2013 announcing the execution of the EBP Settlement Agreement is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In accordance with the Amended Joint Plan of Reorganization, the Backstop Commitment Agreement, and the Rights Offerings Procedures, the Company will offer eligible creditors up to 34,000,000 shares of common stock at the per share purchase price of $11.94, for an aggregate purchase price of $406 million. In addition to their right to participate in the proposed Rights Offerings in their capacities as creditors of the Company, the Backstop Parties will be entitled to purchase 10,000,000 shares of common stock in the Rights Offerings. Pursuant to the Backstop Commitment Agreement, the Backstop Parties have agreed to purchase all shares of common stock that are not duly subscribed for pursuant to the Rights Offerings.

The rights to purchase common stock in the Rights Offerings, any shares issued upon exercise thereof, and all shares issued to the Backstop Parties pursuant to the Backstop Commitment Agreement, will be issued in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof and/or Regulation D thereunder, as securities issued in a private placement to the Company’s creditors; or under Section 1145 of the Bankruptcy Code as securities of a debtor issued principally in exchange for claims against a debtor and partly in exchange for cash pursuant to a plan of organization. The rights are exercisable only by eligible creditors of the Company or its debtor affiliates, or the Backstop Parties, in accordance with the Rights Offerings Procedures and the Backstop Commitment Agreement.

The issuance of common stock pursuant to the Rights Offerings and Backstop Commitment Agreement is conditioned upon, among other things, confirmation of the Amended Joint Plan of Reorganization by the Bankruptcy Court and will be effective upon the Company’s emergence from chapter 11.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2013, the Company amended the Executive Compensation for Excellence and Leadership Plan (the “Executive Compensation Plan”) to remove its change in ownership and change in control provisions.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Executive Compensation Plan, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 7.01	Regulation FD Disclosure.

On June 21, 2013, the Company, on behalf of itself and its debtor affiliates, filed with the Bankruptcy Court an Amended Disclosure Statement in support of its Amended Joint Plan of Reorganization, previously filed with the Bankruptcy Court on June 18, 2013. The Amended Joint Plan of Reorganization is subject to confirmation by the Bankruptcy Court, on a hearing date to be established by the Bankruptcy Court. The Amended Disclosure Statement is subject to approval by the Bankruptcy Court at a hearing currently scheduled to be held on June 25, 2013.

The Amended Joint Plan of Reorganization and the Amended Disclosure Statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The Amended Joint Plan of Reorganization and the Amended Disclosure Statement are subject to material change and may not contain information suitable for making an investment decision about the current outstanding securities of Kodak. The Amended Joint Plan of Reorganization and the Amended Disclosure Statement are available free of charge at www.kccllc.net/kodak.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 18, 2013

99.2	Press Release dated June 19, 2013

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report on Form 8-K, including the exhibits attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this report on Form 8-K, including the exhibits attached hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the Company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its debtor-in-possession credit agreements; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its debtor-in-possession credit agreements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K, including the exhibits attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President
General Counsel, Secretary & Chief Administrative Officer

Date: June 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 18, 2013

99.2	Press Release dated June 19, 2013